As filed with the Securities and Exchange Commission on June 26, 1996
                                                Registration No. 33-


                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                            LANXIDE CORPORATION
           (Exact name of registrant as specified in its charter)

                 DELAWARE                      51-0270253
         (State of incorporation)  (I.R.S. Employer Identification No.)

   1300 Marrows Road, P.O. Box 6077, Newark, Delaware                19714
       (Address of principal executive offices)                    (Zip code)

                              LANXIDE CORPORATION
                 1995 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN


                   WARRANT AGREEMENT BETWEEN THE COMPANY
            AND CERTAIN INDIVIDUALS LISTED ON SCHEDULE A THERETO
                         (Full title of the plans)

                               Robert J. Ferris
           1300 Marrows Road, P.O. Box 6077, Newark, Delaware 19714
                                 302) 456-6200

            Name, address and telephone number, including area code
                             of agent for service

                                    Copy to

                             Robert B. Pincus, Esq
                     Skadden, Arps, Slate, Meagher & Flom
                               One Rodney Square
                          Wilmington, Delaware  19801
                                 302) 651-3000

                      CALCULATION OF REGISTRATION FEE

Title of                       Proposed Maximum Proposed Maximum   Amount of
Securities       Amount to be  Offering Price   Aggregate Offering Registration
to be Registered Registered    Per Share        Price              Fee

Common Stock,
par value
$.01 per share   25,000 shares $22.38(1)(2)     $559,500(1)(2)      $192.93

                 66,000 shares $8.50 (3)        $561,000 (3)        $193.45


(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the bid and asked price for a share of Common Stock on the OTC Bulletin Board on June 24, 1996, which is within five business days prior to filing.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  Computed pursuant to Rule 457(h)(1) under the Securities Act.


          This Registration Statement on Form S-8 is being filed by Lanxide Corporation (the "Company") with respect to (i) the 25,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company issuable upon exercise of options granted pursuant to the Lanxide Corporation Nonemployee Directors' Stock Option Plan (the "Directors' Plan") and (ii) the 66,000 shares of Common Stock issuable upon exercise of warrants (the "Warrants") granted to certain officers of the Company and one non-employee consultant to the Company pursuant to the War-rant Agreement, dated December 22, 1995, between the Company and the individuals listed on Schedule A thereto (the "Warrant Agree-ment").

     PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of the Company heretofore filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference: (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995, (b) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 1995 and March 31, 1996 and (c) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A/A as filed with the Commission on October 10, 1995, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Common Stock. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effec-tive amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or super-seded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The legality of the shares of Common Stock being offered hereby will be passed upon by Skadden, Arps, Slate, Meagher & Flom at One Rodney Square, Wilmington, Delaware 19801.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's Restated Certificate of Incorporation and
     By-laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors, officers, employees or agents to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), whenever they are defendants or threatened to be made defendants in any legal or administrative proceeding by reason of their relationship with the Company. Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indem-nification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and then, where the person is adjudged to be liable to the corporation, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court shall deem proper.

          The Company is empowered by Section 102(b)(7) of the DGCL to include a provision in its Restated Certificate of Incorporation that limits a Director's liability to the Company or its stock-holders for monetary damages for breaches of his or her fiduciary duty as a director. The Restated Certificate of Incorporation states that Directors shall not be liable for monetary damages for breaches of their fiduciary duty to the fullest extent per-mitted by the DGCL.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

     ITEM 8.  EXHIBITS.

          The following documents are being filed herewith or incorpo-rated herein by reference as exhibits to this Registration Statement:

      Exhibit No.        Description

      4.1 Restated Certificate of Incorporation of Lanxide Corporation. Incorporated by ref-erence to Exhibit 3.5 of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995.

      4.2 By-laws of Lanxide Corporation. Incorpo-rated by reference to Exhibit 3.6 of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995.
      5.1                Opinion of Skadden, Arps, Slate, Meagher &
                         Flom.

      23.1 Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5.1).

      23.2               Consent of Price Waterhouse LLP.

      24 Power of Attorney (set forth on signature page to this Form S-8 Registration State-
                         ment).

     ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Company hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Regis-tration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
               (or the most recent post-effective amendment thereof) which, individually or in the aggregate, rep-resent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Regis-tration Statement or any material change to such infor-mation in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effec-tive amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
     Section 15(d) of the Exchange Act) that is incorporated by refer-ence in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and con-trolling persons of the Company pursuant to the DGCL and the Restated Certificate of Incorporation of the Company, or other-wise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, Delaware, on the 6th day of June, 1996.

                              LANXIDE CORPORATION

                              By  /s/ Marc S. Newkirk
                                   Marc S. Newkirk
                                   President, Chief Executive Officer
                                   and Director (Principal Executive Officer)

               KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MARC S. NEWKIRK AND ROBERT J. FERRIS, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND REVOCATION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMIS-SION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTI-TUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOW-ING PERSONS ON BEHALF OF THE COMPANY AND IN THE CAPACITIES
     INDICATED AS OF JUNE 6, 1996.

    SIGNATURE                             TITLE                       DATE

  /s/ Marc S. Newkirk               President, Chief Executive
      Marc S. Newkirk               Officer and Director
                                    (Principal Executive Officer)  June 6, 1996

  /s/ Robert J. Ferris              Secretary, Treasurer and
      Robert J. Ferris              Vice President - Administration
                                    (Principal Accounting Officer) June 6, 1996

  /s/ Paul E. Hannesson             Chairman of the Board          June 6, 1996
      Paul E. Hannesson             of Directors

  /s/ Bentley J. Blum               Director                       June 6, 1996
      Bentley J. Blum

  /s/ J. Frederick Van Vranken, Jr. Director                       June 6, 1996
      J. Frederick Van Vranken, Jr.

  /s/ Stephen A. Weiss               Director                      June 6, 1996
     Stephen A. Weiss


                                 EXHIBIT INDEX

          Exhibit
          Number                     Description

           *4.1 Restated Certificate of Incorporation of Lanxide Corporation. Incorporated by reference to Exhibit 3.5 of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995.

           *4.2 By-laws of Lanxide Corporation. Incorporated by reference to Exhibit 3.6 of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995.

            5.1               Opinion of Skadden, Arps, Slate, Meagher & Flom.

            23.1 Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5.1).

            23.2              Consent of Price Waterhouse LLP.

            24 Power of Attorney (set forth on signature page to this Form S-8 Registration Statement).

          _______________

          *  Previously filed.